UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report:  December 17, 2011
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

The Company has entered into a memorandum of understanding agreeing to settle class action lawsuits (the “Freudenberg Action”) alleging violations of the federal securities laws by the Company and several of its former executives.  The Freudenberg Action, as well as several consolidated lawsuits, were commenced in October 2007 after the Company experienced losses in its portfolio of mortgages and home equity loans.  The agreement in principle, which requires court approval to become final, calls for the Company and its insurance carriers to make a settlement payment of $79 million, of which approximately $10.75 million will be paid by the Company, in return for full releases.  The defendants continue to deny that they committed any violations of law or breached any fiduciary duty to shareholders.  The Company’s portion of the settlement payment will be reflected as an expense in the fourth quarter of 2011.  The parties expect to enter into definitive agreements and seek court approval during the first quarter of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	December 21, 2011	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary